Exhibit 5.1

November 10, 2010	+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com
American Superconductor Corporation
64 Jackson Road
Devens, Massachusetts 01434
Re:	Prospectus Supplement to Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-170455) (the “Registration Statement”), filed by American Superconductor Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and the prospectus contained therein; and (ii) the prospectus supplement, dated November 10, 2010 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 5,290,000 shares (the “Shares”) of Common Stock, including up to 690,000 Shares subject to an underwriters’ over-allotment option.
The Shares are to be sold by the Company pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of November 10, 2010, among the Company and the several underwriters named in the Underwriting Agreement, for which Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Jefferies & Company, Inc. are acting as representatives. The Underwriting Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated November 10, 2010.
We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, records of meetings of stockholders and of the Board of Directors of the Company as provided to us by the Company, corporate proceedings of the Company in connection with the authorization and issuance of the Shares, the corporate minute books and stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended and/or restated to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Wilmer Cutler Pickering Hale and Dorr llp, 60 State Street, Boston, Massachusetts 02109
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November 10, 2010

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission the Company’s Current Report on Form 8-K, dated November 10, 2010, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Peter N. Handrinos
Peter N. Handrinos, a Partner